UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 August 2, 2000
                                 --------------
                        (Date of earliest event reported}

                            Sundog Technologies, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)




       Delaware                         0-24372                  33-0611746
       --------                         -------                  ----------
(State or other jurisdiction      (Commission File No.)        (IRS Employer
   of incorporation)                                         Identification No.)

                      10542 South Jordan Gateway, Suite 200
                            South Jordan, Utah 84005
                            ------------------------
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (801) 501-7100

Item 4. Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

         (a) Mantyla McReynolds, a Professional Corporation ("Mantyla McReynolds"), the independent public accountants retained by Sundog Technologies, Inc. ("the Company") for the fiscal year ended March 31, 2000, were dismissed as of August 2, 2000. The decision to change the Company's independent public auditors was recommended by management and approved by the Board of Directors. In connection with the audit of our financial statements for the fiscal years ended March 31, 1999 and March 31, 2000, there were no disagreements with Mantyla McReynolds on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to Mantyla McReynolds's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of Mantyla McReynolds on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended March 31, 1999 and March 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.


         (b) Pursuant to the recommendation of management and the approval of the Board of Directors, the Company has appointed Arthur Andersen LLP ("Arthur Andersen") as the Company's independent public accountants for the fiscal year ended March 31, 2001. No consultations occurred between the Company and Arthur Andersen during the two fiscal years and any interim period preceding the appointment of Arthur Andersen regarding the application of accounting principles, the type of audit opinion that might be rendered or other accounting, auditing or financial reporting issue. The Company engaged Arthur Andersen effective August 3, 2000.



Item 7.  Financial Statements and Exhibits

         (c)      Exhibits.

                  16 Response Letter to the Commission from Mantyla McReynolds, a Professional Corporation


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                            Sundog Technologies, Inc.

                            By: /s/ Stephen L. Russo
                            ------------------------
                                    Stephen L. Russo
                                    Vice President of Operations and
                                    Chief Financial Officer

                            Date:  August 7, 2000
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